UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________
Form 8-K
_____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2025

ADVANSIX INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-37774 (Commission File Number)	81-2525089 (I.R.S. Employer Identification No.)
300 Kimball Drive, Suite 101
Parsippany, New Jersey 07054
(Address of principal executive offices)

Registrant’s telephone number, including area code: (973) 526-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ASIX	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Jeffrey J. Bird as a Director of the Company

On December 22, 2025, the Board of Directors (the “Board”) of AdvanSix Inc. (the “Company”) appointed Jeffrey J. Bird to the Board, effective January 1, 2026. Mr. Bird was also appointed to serve on the Audit Committee and the Health, Safety and Environmental Committee of the Board, effective January 1, 2026. Mr. Bird qualifies as independent under the listing standards of the New York Stock Exchange (“NYSE”) and the Company’s Corporate Governance Guidelines. The appointment of Mr. Bird increases the size of the Board to ten members with nine members qualifying as independent under the NYSE listing standards.

Mr. Bird currently serves as Interim President and Chief Operating Officer of Envent Corporation, a private company that provides environmental and industrial solutions for the petrochemical industry that minimize environmental impact while maximizing operational efficiency, where he has also served as a member of the Board of Advisors since January 2025. Mr. Bird is also currently a director of Heath Consultants, a private company specializing in methane detection. Mr. Bird was formerly President, Chief Executive Officer and a Director of Dril-Quip, an offshore drilling and production equipment manufacturer. He joined Dril-Quip in March 2017 as Vice President and Chief Financial Officer, and then served from February 2019 to May 2020 as Senior Vice President – Production Operations and Chief Financial Officer, from May 2020 to January 2022 as President and Chief Operating Officer, and from January 2022 through 2024 as President, Chief Executive Officer and as a Director. From December 2014 through February 2017, he was Executive Vice President and Chief Financial Officer of Frank’s International, a provider of engineered tubular services to the oil and gas industry. Prior to joining Frank’s International, Mr. Bird had served as the Vice President of Finance and Chief Financial Officer of Ascend Performance Materials, a provider of chemicals, fibers and plastics, since September 2010. Prior to joining Ascend, Mr. Bird served in a variety of accounting and finance roles, primarily in the industrial manufacturing sector including serving as a division Chief Financial Officer at Danaher Corporation. Mr. Bird holds a BA in Accounting from Cedarville University in Ohio.

Mr. Bird’s qualifications to serve on the Board include his executive experience in the global manufacturing and chemicals industry. He also brings to the Board extensive experience with financial and accounting expertise, operations, senior leadership, business strategy, and public company governance.

There are no arrangements or understandings between Mr. Bird and any other person in connection with his appointment. Mr. Bird does not have any family relationships with any executive officer or director of the Company, and is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Bird will receive compensation as a non-employee director in accordance with the non-employee director compensation practices described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 29, 2025.

ITEM 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release dated December 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2025

AdvanSix Inc.

By:	/s/ Achilles B. Kintiroglou
Name:	Achilles B. Kintiroglou
Title:	Senior Vice President, General Counsel and Corporate Secretary